Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR THE FIRST QUARTER OF FISCAL 2015 AND
PROVIDES UPDATED FISCAL 2015 GUIDANCE

Melville, New York – December 10, 2014 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended October 31, 2014.

Net sales for the three months ended October 31, 2014 were $76.4 million compared to $83.4 million for the three months ended October 31, 2013. The period-over-period decrease reflects lower net sales in all three of the Company's operating segments.

GAAP net income was $5.2 million, or $0.32 per diluted share, for the three months ended October 31, 2014 as compared to $5.3 million, or $0.28 per diluted share, for the three months ended October 31, 2013. Excluding expenses of $0.6 million associated with the Company's strategic alternatives analysis, Non-GAAP net income for the three months ended October 31, 2014 was $5.6 million, or $0.34 per diluted share.

The Company also announced that it is tightening its fiscal 2015 revenue guidance which is now expected to range from $355.0 million to $365.0 million. Despite incurring $0.6 million of expenses associated with the Company's strategic alternatives analysis, the Company is maintaining its GAAP diluted earnings per share guidance range of $1.70 to $1.86. The Company is also maintaining its adjusted EBITDA (as defined in the below table) guidance which is expected to range from $63.0 million to $67.0 million.

In commenting on the Company's performance and updated fiscal 2015 business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “Although market conditions remain challenging, we are pleased that we posted solid results in the first quarter. While we have become more cautious, we still expect top and bottom line growth in fiscal 2015.”

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Selected Fiscal 2015 First Quarter Financial Metrics and Other Items

•	Backlog as of October 31, 2014 was $149.3 million compared to $133.4 million as of July 31, 2014.

•	Total bookings for the three months ended October 31, 2014 were $92.3 million compared to $76.5 million for the three months ended October 31, 2013.

•
Adjusted EBITDA was $13.3 million for the three months ended October 31, 2014, as compared to $14.3 million for the three months ended October 31, 2013. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company's effective income tax rate for the three months ended October 31, 2014 was 35.0% and is expected to approximate 35.0% for the twelve months ending July 31, 2015, excluding any potential discrete tax adjustments or legislative changes.

•	As of October 31, 2014, the Company had $144.5 million of cash and cash equivalents which does not reflect the quarterly dividend payment of $4.9 million that was paid on November 19, 2014.

•
As of December 9, 2014, the Company is authorized to repurchase approximately $13.7 million of additional common stock pursuant to its existing stock repurchase program. During the three months ended October 31, 2014, the Company did not repurchase any shares of its common stock.

•
The Company expects that its fiscal 2015 second quarter financial results will be similar to the first quarter of fiscal 2015. Growth in fiscal 2015 will be heavily weighted towards the second half of the fiscal year, with the fourth quarter of fiscal 2015 being the peak quarter, by far.

Additional information about the Company’s updated fiscal 2015 guidance is included in the Company’s first quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Thursday, December 11, 2014. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (800) 695-2533 or (402) 530-9029. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in most of the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; risks associated with the Company's legal proceedings and other matters; risks associated with certain U.S. government investigations; risks associated with the Company's large contracts, and other factors described in the Company's filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended October 31,
	2014	2013

Net sales	$76,391,000	83,368,000
Cost of sales	41,066,000	46,990,000
Gross profit	35,325,000	36,378,000

Expenses:
Selling, general and administrative	15,526,000	16,198,000
Research and development	10,019,000	8,499,000
Amortization of intangibles	1,561,000	1,582,000
	27,106,000	26,279,000

Operating income	8,219,000	10,099,000

Other expenses (income):
Interest expense	265,000	2,018,000
Interest income and other	(84,000)	(273,000)

Income before provision for income taxes	8,038,000	8,354,000
Provision for income taxes	2,813,000	3,049,000

Net income	$5,225,000	5,305,000

Net income per share:
Basic	$0.32	0.32
Diluted	$0.32	0.28

Weighted average number of common shares outstanding – basic	16,217,000	16,454,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,513,000	22,698,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.275

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	October 31, 2014	July 31, 2014
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$144,536,000	154,500,000
Accounts receivable, net	61,327,000	54,887,000
Inventories, net	66,384,000	61,332,000
Prepaid expenses and other current assets	6,585,000	9,947,000
Deferred tax asset, net	9,849,000	10,178,000
Total current assets	288,681,000	290,844,000

Property, plant and equipment, net	17,674,000	18,536,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	24,659,000	26,220,000
Deferred financing costs, net	—	65,000
Other assets, net	871,000	833,000
Total assets	$469,239,000	473,852,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,800,000	18,902,000
Accrued expenses and other current liabilities	25,881,000	29,803,000
Dividends payable	4,863,000	4,844,000
Customer advances and deposits	11,212,000	12,610,000
Interest payable	29,000	29,000
Income taxes payable	551,000	—
Total current liabilities	60,336,000	66,188,000

Other liabilities	4,514,000	4,364,000
Income taxes payable	1,661,000	2,743,000
Deferred tax liability, net	4,094,000	3,632,000
Total liabilities	70,605,000	76,927,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 31,068,829 shares and 31,016,469 shares at October 31, 2014 and July 31, 2014, respectively	3,107,000	3,102,000
Additional paid-in capital	422,638,000	421,240,000
Retained earnings	409,749,000	409,443,000
	835,494,000	833,785,000
Less:
Treasury stock, at cost (14,857,582 shares at October 31 and July 31, 2014)	(436,860,000)	(436,860,000)
Total stockholders’ equity	398,634,000	396,925,000
Total liabilities and stockholders’ equity	$469,239,000	473,852,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three months ended October 31,
	2014	2013

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$5,225,000	5,305,000
Income taxes	2,813,000	3,049,000
Net interest expense and other	181,000	1,745,000
Amortization of stock-based compensation	1,337,000	947,000
Depreciation and other amortization	3,169,000	3,292,000
Strategic alternatives analysis expenses	585,000	—
Adjusted EBITDA	$13,310,000	14,338,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation and strategic alternatives analysis expenses. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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